CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EZ DATA SYSTEMS, INC.

     EZ DATA SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Certificate of Incorporation of said corporation is hereby amended by changing Paragraph 1 thereof to read in its entirety as follows:

     1. The name of the corporation is Unidata Systems,  Inc.

     SECOND: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, EZ Data Systems, Inc. has caused this certificate to be signed by James E. Cook, its President, and attested by James E. Lambert, its Assistant Secretary, this 13th day of October, 1982.

                                          EZ Data Systems, Inc.


                                          By____________________________________
                                               President
ATTEST:

By_________________________
     Assistant Secretary